Exhibit 10.79

Lam Research Corporation

Amendment to Stock Option Grant

Effective October 16, 2002 (the "Effective Date") the parties agree to amend Stock Option Grant No. 9700467, dated November 21, 1996, to James W. Bagley (the "Original Grant"). The Stock Option incorporates the following amendments to the Original Grant:

    Right to Exercise. All shares of the Original Grant shall become unexercisable until vested under the following schedule. The right to exercise those shares shall vest as follows:

    The first one-sixteenth (1/16) of the shares (119,250 shares) shall vest and become exercisable on January 17, 2003;

    An additional one-sixteenth of the shares (119,250 shares) shall vest and become exercisable on April 17, 2003;

    An additional one-sixteenth of the shares (119,250 shares) shall vest and become exercisable on July 17, 2003;

    An additional one-sixteenth of the shares (119,250 shares) shall vest and become exercisable on October 17, 2003; and

    An additional one-sixteenth of the shares (119,250 shares) shall vest and become exercisable each January 17, April 17, July 17 and October 17, during the years 2004 through 2006, until all shares are fully vested and exercisable;

    Provided that should the closing price of Lam's Common Stock ever reach $20.00 per share all unvested shares shall immediately accelerate and become exercisable.

    Term of Option. This Stock Option shall expire on November 21, 2006, unless earlier terminated by virtue of a change in the optionee's employment status or the optionee's death or disability.

    Change of Control and other events. This Stock Option incorporates by reference any terms regarding Change of Control and other events affecting the optionee's stock options as provided in the employment agreement between Lam Research Corporation and the optionee.

    All terms of the Original Grant remain the same except as amended above. Only where amended do the amended terms supersede those of the Original Grant.

Optionee

/s/ James W. Bagley_______________

James W. Bagley

LAM RESEARCH CORPORATION

By /s/ Terry Bean___________________

Terry Bean

Its Vice-President of Human Resources